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EXHIBIT 99.1

PRESS RELEASE

For Release June 27, 2001—1:30 p.m. PST

STERLING FINANCIAL CORPORATION
OF SPOKANE, WASHINGTON, TO ACQUIRE
SOURCE CAPITAL CORPORATION

    Spokane, Washington—June 27, 2001—Sterling Financial Corporation (NASDAQ: STSA) today announced the signing of a definitive agreement to acquire Source Capital Corporation (NASDAQ: SOCC). The merger will be structured as a tax-free reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a "purchase."

    Under the terms of the agreement, each share of Source common stock will be converted into shares of Sterling common stock at an initial price of approximately $7.50 per share on the date of the definitive agreement. The initial price will float within a range based upon the trading prices of Sterling's common stock prior to the completion of the merger, with a maximum and minimum number of shares to be issued by Sterling in exchange for all outstanding shares of Source common stock.

    Sterling Chairman and Chief Executive Officer, Harold B. Gilkey, commented, "We are pleased to welcome the employees, customers and investors of Source Capital Corporation into our company. This agreement allows us the opportunity to strengthen Sterling's capital base and to add some additional high quality employees to our loan-servicing and lending group. This transaction affords us the ability to increase lending opportunities while also keeping capital here in the Pacific Northwest."

    The Boards of Directors of both companies have unanimously approved the merger, subject to the approval of Source's shareholders and other customary closing conditions. Source's Board of Directors has agreed to recommend to the Source shareholders that they approve the merger. Source and Sterling have agreed to pay termination fees in the amounts of $300,000 and $75,000, respectively, under certain circumstances. In addition, Source has granted to Sterling an option to purchase up to 19.9% of Source's common stock currently outstanding. Certain shareholders of Source have agreed to vote to approve the merger.

    Source Capital President and Chief Executive Officer, D. Michael Jones said, "We are thrilled to have the opportunity to partner with Sterling. We have been unable to execute our business plan the way we would have liked to due to market conditions and the lack of reasonable financing. This merger enhances value for our shareholders and increases the liquidity of their investment."

    Commenting further on the acquisition, Mr. Gilkey, stated, "This transaction is a win-win for the shareholders of both companies. The access to capital and other resources gives Sterling the opportunity to continue its regional growth. Additionally, the transaction reflects Sterling's long-term strategy of concentrating on its core businesses, including our ability to diversify loan portfolio opportunities across the region. Sterling will continue loan servicing on the Source commercial real estate portfolios as well as the mature equipment-leasing portfolio still on the Source books. Sterling welcomes and looks forward to a long-term opportunity for achievement and success with the Source team. The transaction is expected to be accretive to earnings following the closing. Due to the nature of Source's loan portfolio, Sterling has discounted certain assets to their fair value."

    Sterling Financial Corporation of Spokane, Washington, is as unitary savings and loan holding company, which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association, which opened in April 1983. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana. Through Sterling's wholly-owned subsidiaries Action Mortgage Company and INTERVEST Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

    Source Capital Corporation is a commercial financial services Company specializing in commercial real estate lending. The Company is headquartered in Spokane, Washington and has two operating subsidiaries, Source Capital Leasing Company and Source Capital Finance, Inc., which are also located in Spokane, Washington.

    Witherspoon, Kelley, Davenport & Toole, P.S. served as legal counsel to Sterling. Feldman Financial Advisors, Inc. acted as financial advisers and Paine Hamblen Coffin Brooke & Miller, LLP served as legal counsel to Source.

    Source and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Source in connection with the Merger. Information about the directors and executive officers of Source and their ownership of Source common stock is set forth in Source's Annual Report on Form 10-KSB/A for the period ending December 31, 2000. Additional information regarding the interests of these participants may be obtained by reading the joint prospectus/proxy statement regarding this transaction when it becomes available.

    Sterling Financial and Source Capital will host a teleconference regarding the transaction on Thursday, June 28, 2001 at 11 a.m. EDT. Investors, analysts and other interested parties may dial into the teleconference at 712-271-1152 and use the password "STERLING." A replay will be available from approximately 1:00 p.m. EDT on June 28, 2001 until July 20, 2001 at 5:00 p.m. EDT. The replay number is 402-220-9121. Sterling's news releases may also be accessed on the Internet at www.sterlingsavingsbank.net. For additional information on Source Capital visit their web site at www.sourcecapital.com.

FORWARD-LOOKING STATEMENTS:  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger between Sterling and Source, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling's and Source's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.

    These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Source and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

    The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Source may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Source may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling's and Source's markets; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and

Source's reports (such as Annual Reports on Form 10-K and Form 10-KSB, Quarterly Reports on Form 10-Q and 10-QSB and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov).

    Sterling and Source caution that the foregoing list of factors is not exclusive. All written and oral forward-looking statements contained in this document concerning the proposed transaction or other matters attributable to Sterling or Source or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and Source do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION:  The proposed transaction will be submitted to Source's shareholders for their consideration. Sterling and Source will file a registration statement, a joint prospectus/proxy statement and other relevant documents concerning the proposed transaction with the SEC.

    SHAREHOLDERS OF SOURCE ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the prospectus/proxy statement and other documents containing information about Sterling and Source when they become available on the SEC's Internet site at (http://www.sec.gov).

Media Contact:	Sterling Financial Corporation Heidi B. Stanley 509-358-6160	Source Capital Corporation D. Michael Jones 509-928-0908
Investor Contacts:	Sterling Financial Corporation Heidi B. Stanley EVP, Corporate Administration 509-358-6160	Source Capital Corporation D. Michael Jones President and Chief Executive Officer 509-928-0908
or
Daniel G. Byrne SVP, Chief Financial Officer 509-458-3711

Sterling Financial Corporation / Source Capital Corporation
At-A-Glance

(All dollar figures in thousands, except per share prices)

	Sterling Financial(1)	Source Capital(1)	Combined(1)
Total Assets	$2,652,127	$61,732	$2,713,859
Total Deposits	1,692,503	0	1,692,503
Total Borrowings	778,280	46,455	824,735
Total Gross Loans	1,978,239	58,577	2,036,816
Total Capital	147,331	14,040	157,031	(3)
Nonperforming Assets	16,617	2,407	19,024
Nonperforming Assets/Assets	0.63%	3.90%	0.70%
Stockholders' Equity/Assets	5.60%	22.74%	5.79%
Book Value Per Share	$16.51	$10.78	$16.50	(3)
Common Shares Outstanding	$8,922,021	$1,293,604 (2)	$9,517,079	(3)
Closing Stock Price Per Share (June 26, 2001)	$15.65	$4.60	N/A

(1)
As of March 31, 2001, except as otherwise noted.

(2)
As of May 31, 2001.

(3)
Assumes conversion of each share of Source common stock into 0.46 shares of Sterling common stock.

–end–

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EXHIBIT 99.1 PRESS RELEASE
STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON, TO ACQUIRE SOURCE CAPITAL CORPORATION
Sterling Financial Corporation / Source Capital Corporation At-A-Glance (All dollar figures in thousands, except per share prices)